EXHIBIT 99.1

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (hereinafter the "Agreement") is entered into this 1st day of March, 2005, by and among EF Marketing, LLC., a Florida limited liability corporation ("Licensor"), Emerson Fittipaldi ("Fittipaldi"), and Power2Ship, Inc., a Nevada corporation, and its wholly owned subsidiaries only based in the United States and its Territories now or hereinafter in existence, (collectively, "Licensee").

                                    Recitals

         Whereas, Licensor is authorized to grant licenses to third parties for use of the trade name "Fittipaldi", and the name, image and likeness of Fittipaldi ("Licensed Property"), the international celebrity and motorsports champion;

         Whereas, Licensor desires to grant a license for the use of the Licensed Property in connection with the approved uses to Licensee upon the terms and conditions set forth in this Agreement;

         Whereas, Licensee desires to have Fittipaldi, a principal of Licensor, promote Licensee's business as set forth herein; and

         Whereas, Licensee desires to grant an exclusive right to Licensor for the use of certain specialized logistical services developed by Licensee for the trucking industry in Brazil.

         Now, therefore, in exchange of mutual promises and consideration, the receipt and value of which is mutually acknowledged, incorporating the foregoing recitals, and intending to be legally bound, the parties agree as follows:

         1. Grant of License by Licensor; Description of License.

                  (a) Licensor hereby grants to Licensee an exclusive license (the "License") to use the Licensed Property, to market and promote Licensee's business as limited to freight transportation industry and associated logistical services (collectively, the "Licensed Uses") in the Territory (as defined in paragraph 3 below).

                  (b) In connection with the exploitation of the License, Licensee may produce and distribute "Licensed Merchandise". "Licensed Merchandise" shall mean the items described on Exhibit "A" attached hereto and incorporated herein as well as additional items that may be mutually agreed to by the parties in writing and added to Exhibit "A" during the term of this Agreement.
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         2. Term. Subject to the provisions Section 10 of this Agreement, the term of this Agreement shall be five (5) years, commencing on the date of this Agreement and shall expire on the fifth anniversary of this Agreement.

          3. Territory. For purposes of this Agreement, the term "Territory" shall mean the United States and its territories. The Licensee may use the License created by this Agreement and engage in the Licensed Uses only within the Territory. Notwithstanding the foregoing, Licensee may use the License created by this Agreement and engage in the Licensed Uses outside the Territory when such uses will not transfer to Licensee's business to vendors of Licensee's service outside the Territory and not for promotion to end users of Licensee's services.

         4. No Assignment or Sub-license.

                  This Agreement may not be assigned or sub-licensed by Licensee without the prior written consent of Licensor, which may be denied in Licensor's sole discretion, and any assignments or sub-licenses without the written approval of Licensor are void and shall have no force or effect.

         5. No Ownership Interest. The License created by this Agreement does not grant to Licensee any ownership interest in Licensor, or any of its shares, assets or property, including, but not limited to the Licensed Property, it merely grants to Licensee a limited and revocable license under the terms and conditions set forth in this Agreement. Each party to the Agreement shall indemnify and hold harmless the other parties to this Agreement, and their respective agents, officers, employees, servants, shareholders, directors, and representatives (collectively the "Indemnified Party"), from any and all claims, liabilities, damages and costs, including attorneys' fees and costs at all trial and appellate levels incurred by the Indemnified Party arising out of the ownership or title (in the case of Licensor or Fittipaldi) or improper use (in the case of the Licensee) of the Licensed Property.

         6. Licensor Approval of Particular Uses.

                  Licensor shall have the right to review in advance the proper use of the Licensed Property. Such review shall include, but not be limited to, pre-approval of a proof of any advertisement or promotion or any other intended use. Licensor will provide written approval or disapproval, in its sole discretion, within three (3) business days following receipt of the proposed use. If the item is disapproved, the Licensor shall describe the reason(s) for the disapproval and the parties shall work together in good faith in order that Licensor may provide approval therefor.

         7. Consideration.

                  (a) As consideration for







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                  (i) the grant of the License, Licensee shall issue to Licensor promptly upon execution of this Agreement two hundred thousand (200,000) unregistered shares of Licensee's common stock ("Common Stock") and a five-year warrant granting Licensor with the right to purchase one million (1,000,000) shares of Licensee's common stock at an exercise price of fifty cents (US $.50) per share, which warrant shall vest at the rate of 200,000 shares per year on each annual anniversary of this Agreement commencing one year from the date of this Agreement. In the event that this Agreement is terminated for any reason, then any unvested portion of the warrant shall terminate and be of no further force and effect. Further, in the event that there is a change in control of Licensee, defined as an investor or group of investors that collectively had ownership of less than 5% of Licensee increasing their ownership to at least 20% of Licensee, then any remaining unvested warrants of Licensor shall immediately become vested. The shares of common stock issued to Licensor and underlying the warrant (collectively the "Registerable Shares") shall have piggyback registration rights under the Securities Act of 1933 (the "Securities Act"). Further, with a view to making available to Licensor the benefits of Rule 144
(or its successor rule) and any other rule or regulation of the U.S. Securities and Exchange Commission that may at any time permit the Licensor to sell the Common Stock to the public without registration, the Licensee covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) such date as all of the Common Stock may be resold without volume limitations in accordance with Rule 144(2) under the Securities Act or (2) such date as all of the Common Stock shall have been resold and (B) file with the Commission in a timely manner all reports and other documents required of the Licensee under the Securities Act and under the Securities Exchange Act of 1934. At all times, the Licensee, at its expense, shall promptly (within three (3) business days) effectuate any actions of third parties within the control of the Licensee who are necessary to enable the Common Stock to become freely tradeable and immediately transferable, whether pursuant to an effective registration state or Rule 144, including without limitation, furnishing the Licensee's transfer agent with all necessary consents and legal opinions within three (3) business days of Licensor submitting a request for such consents and opinions, together with standard supporting documents, to Licensee and its legal counsel. Licensee's covenants are material inducements to Licensor to execute this Agreement. In the event Licensor has been unable to exercise such piggyback within three (3) years of the date of this Agreement, Licensee shall undertake, on one occasion to register the Registerable Shares under the Securities Act for resale and

                  (ii) the promotion and publicity to be provided by Fittipaldi pursuant to paragraph 11 of this Agreement, Licensee shall issue to Fittipaldi one hundred thousand (100,000) shares of Licensee's common stock registered pursuant to the Licensee's Registration Statement on Form S-8 relating to its 2001 Employee Stock Compensation Plan filed on June 4, 2001, as amended (SEC File No. 333-62240). Fittipaldi agrees not to resell more than 25,000 of such shares (either publicly or privately) in any given calendar month.







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                  (b) In the event that Licensor refers or develops additional license agreements or other business for Licensee, then Licensor shall be paid the same percentage of net cash flow generated by such additional license agreements or other business as defined in Section 4 of the Exclusive Marketing Agreement with International Logistics Solutions, Inc. dated November 24, 2004. Licensee shall be under no obligation to enter into any such additional license agreements or establish any business relationships.

                  (c) In the event Licensee obtains financing in any form ("Proceeds") from any party originally introduced by Licensor to Licensee, Licensee agrees to pay Licensor, upon receipt by Licensee of the Proceeds, a finder's fee ("Fee") equal to five (5) percent of Proceeds as follows: five (5) percent in cash of any portion of the first one million dollars ($1,000,000.00) of Proceeds plus four (4) percent in cash and one (1) percent in shares of unregistered common stock of Licensee of any portion of the second one million dollars ($1,000,000.00) of Proceeds plus three (3) percent in cash and two (2) percent in shares of unregistered common stock of Licensee of any portion of the third one million dollars ($1,000,000.00) of Proceeds plus two (2) percent in cash and three (3) percent in shares of unregistered common stock of Licensee of any portion of the fourth one million dollars ($1,000,000.00) of Proceeds plus one (1) percent in cash and four (4) percent in shares of unregistered common stock of Licensee of any Proceeds over four million dollars ($4,000,000.00). The number of shares of unregistered shares of common stock of Licensee to be issued as part of any such Fee shall be based on the average closing price of the shares for the five (5) trading days immediately prior to the closing of any such financing. To the extent any Proceeds are paid on a deferred or installment basis, Licensor's Fee shall be paid when such Proceeds are actually received by Licensee. Licensor agrees that the payment of the Fee to Licensor, directly or through its affiliates or assigns, shall be waived if Licensee's legal counsel deems it to be a violation of any Federal or state securities or other law or regulations. In such event, then Licensee shall procure a second opinion of an outside law firm mutually acceptable to the parties on the issue and shall be guided by such opinion.

                  8. Additional Representations, Warranties and Covenants of Licensee. Licensee represents, warrants and covenants as follows:

                  (a) Licensee shall refrain from engaging in any activities that would adversely affect the reputation of the Licensor or cause harm to the name "Fittipaldi" or disrepute to Fittipaldi. Licensee acknowledges that "Fittipaldi" is a unique and valuable trade name. Licensee warrants and represents that it shall always conduct its business affairs in a legal and ethical manner and in such a way to enhance the stature of the "Fittipaldi" trade name and Emerson Fittipaldi. Licensee warrants and represents that it shall not undertake any activity or proposed use of the Licensed Property which will undermine or damage its commercial value.







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                   (b) Upon the termination of this Agreement, Licensee shall immediately cease any and all use of marketing information and materials created under this Agreement.

                  (c) Licensee is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada. Licensee has the full legal right and authority to enter into this Agreement and to undertake the actions to be performed under this Agreement.

                  (d) Licensee is not prevented by any other agreement from entering this Agreement with Licensor.

                  (e) Licensee further warrants and represents that it has the requisite expertise, ability, rights and know-how to fulfill its obligations under this Agreement.

                  (f) Licensee shall at all times comply with any and all applicable laws, statutes, court decisions, administrative rules and regulations, in the conduct of its business.

                  (g) Licensee shall name Fittipaldi, as covered insureds under all of Licensee's general liability and contingent liability insurance policy(ies) within ten (10) business days of executing this Agreement. Licensee shall provide a copy of said insurance policy(ies) and instruct the insurance companies to provide notice to Licensor of the non-payment or cancellation of any policy, and proof that Licensor and its parties have been listed on said policy(ies) as covered insureds.

         9. Representations and Warranties of Licensor. Licensor represents and warrants as follows:

                  (a) Licensor is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. Licensor has the full legal right and authority to enter into this Agreement and to undertake the actions to be performed under this Agreement.

                  (b) Licensor has the authority to grant to the Licensee the License created by this Agreement and that grant of the License to Licensee will not violate the rights of any third party.

                  (c) Licensor has good and valid title to the Licensed Property. The License Property does not infringe upon the rights of any third parties and no third party has infringed upon the Licensed Property.

                  (d) Licensor is acquiring common stock and warrants described in paragraph 7 (a)(i) of this Agreement (the "Securities") hereunder for investment for its own account, and not with a view to the resale or







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distribution of any part thereof, and that Licensor has no present intention of selling or otherwise distributing the Securities.

                  (e) Licensor has such knowledge and experience in financial and business matters that make it capable of evaluating the merits and risks of investment in the Company, including the Licensee's reports filed with the U.S. Securities and Exchange Commission

                  (f) Licensor understands that the Securities have not been registered under the Securities Act and applicable state securities laws, and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws which depends upon, among other things, the bona fide nature of the investment intent and accuracy of Licensor's representations as expressed herein.

                  (g) Licensor understands that the Securities are characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Licensor pursuant hereto, the Securities would be acquired in a transaction not involving a public offering. Licensor further acknowledges that if the Securities are issued in accordance with the provisions of this Agreement, such Securities may not be resold without registration under the Securities Act of the existence of a legitimate exemption therefrom. In this connection, Licensor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (h) It is understood that the Securities may bear one or all of the following or any similar legends:

                           (1) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (2) Any legend required by the "blue sky" laws of any
state to the extent such laws are applicable to the securities represented by the certificate so legended.

                  (i) Licensor represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.







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         10.      Termination; Remedies.

                  (a) Each party hereto shall have the right to terminate this Agreement due to a breach by the other party of any term of this Agreement, including but not limited to, the representations, warranties and covenants set forth herein, following written notice of said breach to the breaching party and failure of the breaching party to cure a breach which is curable within thirty
(30) business days of receipt of the notice. Incurable breaches shall not be subject to the notice and cure provision and shall entitle Licensor to immediately terminate the Agreement, and shall include the following: (i) in the event that Licensee uses the Licensed Property contrary to Licensor's approval, commits any illegal or illicit act; (ii) Licensee permits the cancellation of any insurance coverage in which Licensor is a covered insured; (iii) Licensee takes any action which harms the value of the Licensed Property which is not capable of being cured by Licensee within thirty (30) business days of being notified by Licensor; and (iv) if any financial obligation of Licensee to Licensor is not satisfied within ten (10) business days of notice by Licensor to Licensee. Licensor may terminate this Agreement at any time by giving written notice to Licensee if (a) Licensee is involuntarily dissolved, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or (b) Licensor becomes aware that Licensee has committed any act or become involved in any situation or occurrence which, in the reasonable opinion of Licensor, brings Licensor or the Licensed Property into public disrepute, scandal or ridicule, or shocks or offends the community, or reflects unfavorably upon the Licensed Property which is not cured by Licensee within five (5) business days of being notified by Licensor.

                   (b) Licensee acknowledges that a breach by it of any of its obligations set forth herein will cause Licensor irreparable harm or damage, the monetary amount of which would be difficult, if not impossible, to ascertain. Licensee therefore agrees that Licensor and its successors and assigns shall have the right, in addition to seeking monetary damages, to seek and obtain the remedy of specific performance and/or injunction with respect to any violation or threatened violation of any provision of this Agreement. Licensee agrees to waive the requirement that Licensor post a bond in any such proceeding.

         11. Promotion and Publicity.

                  (a) In connection with the License granted hereunder, Fittipaldi shall make a minimum of two (2) appearances per year to promote the business of Licensee. All such promotional activities shall be at Licensee's cost.

                  (b) All press releases concerning this Agreement shall be pre-approved by both parties. In no event shall any information concerning the payments to be made to Licensor under this Agreement be disclosed in any press release or be made public in any manner and shall remain strictly confidential







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other than if such disclosure is required to be made pursuant to any securities or other laws or regulations of the United States. The confidentiality obligation of Licensee shall be a continuing obligation, and shall survive the expiration or termination of this Agreement.

                  (c) When Fittipaldi makes a public appearance on behalf of Licensee which requires travel, and such public appearance is agreed to by Licensor in its sole discretion, then Licensee shall provide at its sole expense
(i) two first class airline tickets and first class hotel accommodations reasonably approved by Licensor; (ii) car service to and from the location of the public appearance; and (iii) meals during the stay. Any public appearances must be approved by Licensor according to Fittipaldi's schedule and any total travel and appearance may not exceed a forty-eight (48) hour period with a maximum appearance time of five (5) hours per day.

         12.      Grant of Rights by Licensee to Licensor

         For as long as Licensor is not in default of its obligations under this Agreement, Licensee will grant a non-exclusive right to use and/or market Licensee's "ASP" software and any upgrades, modifications or revisions thereto for the Licensed Uses exclusively in Brazil for a period of five (5) years. Licensee acknowledges that there is no assurance that the "ASP" software is marketable in Brazil or that it would be feasible to commercialize its use. Licensor agrees to undertake an investigation of the commercial feasibility of the marketability of the "ASP" software in Brazil, and to attempt to market its use if Licensor believes that it is commercially feasible. Further, Licensor's rights pursuant to this paragraph will terminate if Licensor has not negotiated a definitive marketing agreement with Licensee within six (6) months of the date of execution of this License Agreement or, after this six (6) months, if certain mutually agreed upon performance objectives are not met. Licensee solely shall be responsible for payment of any applicable exchange or custom duties or taxes imposed by any Brazilian taxing authority. Licensor shall have the sole right of first refusal to negotiate an extension of the term of the marketing agreement.

         13.      Miscellaneous Provisions.

                  (a) Nothing herein contained shall be construed as creating a joint venture or partnership between the parties. The relationship between the parties is one of "independent contractor" and neither party to this agreement is an employee, agent, servant, partner or joint venturer of the other, meaning that, except as expressly provided for in this agreement, no party to this agreement has the authority, implied, apparent or expressed, to lawfully bind the other with respect to any matter.







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
                  (b) Neither Licensor, Fittipaldi or the Licensee, including their respective employees, are authorized to release any information regarding the terms of this Agreement or any other financial or confidential information without the prior written consent of the other party.

                  (c) This Agreement contains the entire understanding of the parties hereto and supersedes any previous written and verbal communications and/or agreements between the parties or their representatives.

                  (d) No modifications, alterations, amendments, or waivers of any provision of this Agreement shall be binding unless such modification, alteration, amendment, or waiver is in writing and signed by the parties affected.

                  (e) This Agreement shall be governed by the laws of the State of State of Florida.

                  (f) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, and legal representatives. This provision shall not be construed to affect the provision elsewhere in this Agreement restricting assignments.

                  (g) If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' and paralegal fees, costs and expenses, including fees and costs at the appellate level, in addition to any other relief to which it may be entitled. The parties agree to submit to the personal and subject matter jurisdiction of the courts of the State of Florida, Palm Beach County. The parties waive trial by jury.

                  (h) Notices:

                  Any notice, request, or other communication to be given by any party hereto shall be in writing and sent by fax or electronic mail, with a confirmation being sent by overnight delivery next day prepaid and addressed to the respective parties as follows:

                  To Licensor or Fittipaldi:
                  EF Marketing, LLC
                  1415 Sunset Harbour Drive, Suite 405
                  Miami Beach, Florida 33139
                  Attention:  Daniel Goodstadt (305) 812-4770

                  With a copy to:
                  Peter J. Yanowitch, Esq.
                  Yanowitch Law Center
                  232 Andalusia Avenue, Suite 350
                  Coral Gables, Florida 33134







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                  To Licensee:
                  Power2Ship, Inc.
                  903 Clint Moore Rd.
                  Boca Raton, FL 33487
                  Attention: Richard Hersh (561) 998-7557

                  With a copy to:
                  Schneider Weinberger and Beilly LLP
                  2200 Corporate Blvd., N.W., Suite 210
                  Boca Raton, FL 33431
                  Attention: James Schneider, Esq. (561) 362-9595

                  (i) Neither party is deemed the sole author of this Agreement for purposes of interpretation.

                  (j) Neither party shall disparage the other in any public statement at any time during or after the expiration or termination of this Agreement with the exception of making any statement privileged as such in any litigation proceeding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LICENSOR                                    LICENSEE
EF Marketing, L.L.C.                        Power2Ship, Inc.



By:/s/ Emerson Fittipaldi                   By: /s/ Richard Hersh
-------------------------                       -----------------
Authorized Representative                       Richard Hersh
                                                Chief Executive Officer


FITTIPALDI


/s/ Emerson Fittipaldi
-------------------------------
Emerson Fittipaldi











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                                    Exhibit A

                              Licensed Merchandise
                              --------------------

Licensed Merchandise means any item that is a complimentary giveaway by Power2Ship to its current or prospective customers including, but not limited to, brochures, advertisements, billboards, pens, clothing, buttons, bumper stickers, that include the Licensed Property.













































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                      AMENDMENT NO. 1 TO LICENSE AGREEMENT
               BY AND AMONG EF MARKETING, LLC, EMERSON FITTIPALDI
                   AND POWER2SHIP, INC. DATED MARCH 1, 2005.



         EF Marketing, LLC, a Florida limited liability corporation ("Licensor"), Emerson Fittipaldi ("Fittipaldi"), and Power2Ship, Inc., a Nevada corporation, and its wholly owned subsidiaries only in the United States and its Territories now and in the future, entered this Amendment No. 1 to License Agreement among the parties dated March 1, 2005, and state as follows:

         Whereas, the parties entered a License Agreement dated March 1, 2005 ("License Agreement");

         Whereas, the parties desire to amend the terms of the License Agreement as provided herein and ratify and re-affirm all other provisions of the License Agreement which are not amended;

         The parties in exchange for good and valuable consideration, and incorporating the aforesaid recitals, and intending to be legally bound, agree as follows:

         1. The License Agreement is hereby amended:


                  a. Page 1, introductory paragraph: The date of the License Agreement is amended such that the date of execution of this Amendment Agreement is now considered the date of the License Agreement.

                  b. Page 1 introductory paragraph: the fourth and fifth lines "only based in the United States and its Territories... "are hereby deleted."

                  c. The fourth recital paragraph is deleted.

                  d. Section 1. (a), the phrase "in the Territory (as defined in paragraph 3 below" is deleted and replaced by the word "globally".

                  e. A new section Section 1. (c) is added as follows:

                  "Licensee shall have the exclusive right during the term of this Agreement to a non-exclusive license to the name "Fittipaldi", for the limited and sole purpose of re-naming itself or its subsidiaries with the names "Fittipaldi Worldwide Logistics", "Fittipaldi International", "Fittipaldi Global Logistics". The use of the "Fittipaldi" name shall cease at the expiration or termination of this Agreement. Any use of the "Fittipaldi" name may only be made with the prior written approval of Licensor, which approval may be withheld in its sole discretion. Upon any change of control of Licensee, the limited license shall be terminated. Licensee shall not be permitted to sub-license the name "Fittipaldi", or grant any other rights to the name "Fittipaldi" or use the name "Fittipaldi" for any other purpose. Licensor otherwise waives and releases any claim, right, title or interest in the name "Fittipaldi" and acknowledges that the rights to such name solely belongs to Licensor, and Licensee hereby indemnifies and holds Licensor harmless from any claims of ownership or interest in the name "Fittipaldi", and Licensee shall advance any legal fees to Licensor to defend against any such claims." Licensor shall have the right to terminate the limited license if in its sole belief any of the actions of Licensee is causing harm to the good name of "Fittipaldi". Licensee shall not have any rights to the image and likeness of Emerson Fittipaldi. Licensee agrees that it and its affiliates will include release and hold harmless language in any purchase agreement with their customers, by which said customers will release Emerson Fittipaldi, and his heirs, successors and assigns from any and all claims relating to the use of the products. Licensee will provide a draft of such release and hold harmless language to Licensor for its approval. Licensee shall provide Licensor current copies of any customer contracts to enable Licensor to monitor the inclusion of such release and hold harmless language by Licensee and its affiliates.

                  f. On page 2 of the License Agreement, in Section 2. entitled "Term", in the second line replace the phrase "five (5) years" with the word "perpetual".

                  g. In the third line delete "and shall expire on the fifth anniversary of this Agreement."


                  h. Section 3. Territory is deleted in its entirety.

                  i. Pages 3 and 4 add a new Section 7 (iii) as follows"

                  Licensor shall be entitled to receive:

                           (a) participation interest ("Participation Interest") equal to a percentage of the net cash from operating activities and net cash from investing activities ("Net Operating Cash") from any business activities undertaken by the Company or any of its subsidiaries during the period from the effective date of this Amendment through June 30, 2007 and, thereafter, for each fiscal year ending June 30 as follows:






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
                                    (1) fifty percent (50%) of the Net Operating
                                    Cash generated by the Company or any of its subsidiaries operating in Brazil for the period for;

                                    (2) twenty-five percent (25%) of the Net
                                    Operating Cash generated by the Company of any of its subsidiaries operating anywhere in the world other than in Brazil, the United States and its territories, and Canada; and

                                    (3) ten percent (10%) of the Net Operating
                                    Cash generated by the Company's operations in the United States and its territories and Canada.

                           Net Operating Cash shall be determined separately for each of the three geographic territories in sections
                           7. iii. (a) (1), (2). and (3). above by the Company's regularly appointed independent registered public accounting firm according to generally accepted accounting standards. The accounting firm shall be instructed to provide the parties with three calculations of Net Operating Cash for each of the three geographic territories and shall not combine the revenues and expenses of each of the territories when computing Net Operating Cash. In the event that one or more of the geographic territories in sections
                           7. iii. (a) (1), (2), and (3) above has negative Net Operating Cash during a given fiscal year, then Licensor's Participation Interest in such territory shall be zero during that period. This Participation Interest shall be paid to Licensor within thirty (30) days of completing the annual audit of the financial statements of the Company; and

                           (b) a five-year warrant to purchase eight million (8,000,000) shares of Licensee's common stock at an exercise price of two and one-half cents (US $.025) per share. This warrant shall be fully vested simultaneously upon execution of this Amendment Agreement. In the event that this Agreement is terminated for any reason, then any unvested portion of the warrant shall terminate and be of no further force and effect. The shares of common stock issued to Licensor and underlying the warrant (collectively the "Registerable Shares") shall have piggyback registration rights under the Securities Act of 1933 (the "Securities Act"). Further, with a view to making available to Licensor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the U.S. Securities and Exchange Commission that may at any time permit the Licensor to sell the Common Stock to the public without



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
                           registration, the Licensee covenants and agrees to:
                           (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (a) such date as all of the Common Stock may be resold without volume limitations in accordance with Rule 144(2) under the Securities Act or (b) such date as all of the Common Stock shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Licensee under the Securities Act and under the Securities Exchange Act of 1934. At all times, the Licensee, at its expense, shall promptly (within three (3) business days) effectuate any actions of third parties within the control of the Licensee who are necessary to enable the Common Stock to become freely tradeable and immediately transferable, whether pursuant to an effective registration state or Rule 144, including without limitation, furnishing the Licensee's transfer agent with all necessary consents and legal opinions within three (3) business days of Licensor submitting a request for such consents and opinions, together with standard supporting documents, to Licensee and its legal counsel. Licensee's covenants are material inducements to Licensor to execute this Agreement. In the event Licensor has been unable to exercise such piggyback within three (3) years of the date of this Agreement, Licensee shall undertake, on one occasion to register the Registerable Shares under the Securities Act for resale and

                           (c) the right to designate and replace at his discretion, one member to the board of directors of the Company.

                  j. Page 8, Section 12 entitled "Grant of Rights by Licensee to Licensor" is hereby deleted in its entirety.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


LICENSOR                                         LICENSEE
EF Marketing, L.L.C.



By:/s/ Emerson Fittipaldi                        By:/s/ Richard Hersh
   -------------------------------------            ----------------------------
Authorized Representative                        Richard Hersh
                                                 Chief Executive Officer

FITTIPALDI


By:  /s/ Emerson Fittipaldi
    ------------------------------------
    Emerson Fittipaldi


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